Exhibit 10.25


                 AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT


        THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT is dated as of May 31, 1995 by and between Quest Electronic Hardware, Inc., ("Borrower") and Silicon Valley Bank ("Bank").

RECITALS

        A. Borrower and Bank are parties to a Loan and Security Agreement dated as of March 31, 1995 (the "Loan Agreement").

        B. Borrower has requested Bank to create a letter of credit subfacility under the Loan Agreement and to amend one of the financial covenants contained in the Loan Agreement, and Bank has agreed, provided Borrower enters into this Amendment.

         NOW, THEREFORE, the parties agree as follows:

         1.     A new Section 2.1.2 is added to the Loan Agreement, as follows:

                 "2.1.1 Letters of Credit.

                (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit for the account of Borrower in an aggregate face amount not to exceed (i) the lesser of the Committed Line or the Borrowing Base minus (ii) the then outstanding principal balance of the Advances provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) shall not in any case exceed One Hundred Thousand Dollars ($100,000). For the purpose of calculating amounts outstanding under the Committed Line, the face amount of each Letter of Credit (including drawn but unreimbursed Letters of Credit) shall be deemed an Advance. Each such letter of credit shall have an expiry date no later than ninety (90) days after the Maturity Date provided that Borrower's letter of credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Maturity Date if the term of this Agreement is not extended by Bank. All such letters of credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement.

                 (b) Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any letters of credit.

                 2.1.2    Letter of Credit Reimbursement; Reserve.

                 (a) Borrower may request that Bank issue a letter of credit payable in a currency other than United States Dollars. If a demand for payment is made under any such letter of credit, Bank shall treat such demand as an advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                 (b) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to twenty percent (20%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding."

         2. Section 6.9 of the Loan Agreement is amended to read as follows:

            "6.9 Debt-Net Worth Ratio. Borrower shall maintain, as of March 31, 1995, and the last day of each fiscal month thereafter, a ratio of Total Liabilities to Net Worth plus Subordinated Debt of not more than 1.25 to 1.0."

         3. In consideration of Bank's entering into this Amendment, Borrower shall pay Bank a fee of Two Hundred Fifty Dollars ($250) on the date of this Amendment plus the fees and expenses, including attorneys' fees, incurred in connection with this Amendment.

         4. Borrower represents and warrants that the representations and warranties contained in the Loan Agreement are true and correct as of the date of this Amendment as though made on the date hereof and that there exist no Events of Default under the Loan Agreement, as amended hereby.

         5. This Amendment amends certain of the terms of the Loan Agreement. Except as amended by this Amendment, such documents remain in full force and effect. Unless otherwise defined, all terms Capitalized in this Amendment shall have the meanings assigned in the Loan Agreement. This Amendment, together with the Loan Agreement and the documents executed in connection therewith, constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior agreements and negotiations.

         6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.


                                         QUEST ELECTRONIC HARDWARE, INC.

                                         By: /s/  Dominic A. Polimeni
                                            --------------------------------
                                         Title:  Chairman and CEO



                                         SILICON VALLEY BANK

                                         By: /s/  Mitzi R. Lazich
                                             -------------------------------
                                         Title:  Vice President

        The undersigned consent to the changes effected by Amendment No. 1 to Loan and Security Agreement, and each agrees, as to the agreement that it has executed with Bank, that the Third Party Stock Pledge Agreement of Judicate, Inc. and the Unconditional Guaranty of Gulfstream Financial Group, Inc., remain in full force and effect.

                                          JUDICATE, INC.

                                          By: /s/  Dominic A. Polimeni
                                             ---------------------------------
                                          Title:  President




                                          GULFSTREAM FINANCIAL GROUP, INC.

                                          By: /s/  Dominic A. Polimeni
                                             ---------------------------------
                                          Title:  President